EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of VirnetX Holding Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2017 as filed with the Securities and Exchange Commission on May 8, 2017 (the “Report”), I, Richard H. Nance, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard H. Nance
Richard H. Nance
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: May 8, 2017